Exhibit 99.1

BioDelivery Sciences Provides Update
on Status of Modified REMS Program for ONSOLIS

RALEIGH, N.C., June 2, 2011 - BioDelivery Sciences International, Inc. (BDSI®) (Nasdaq: BDSI) provided an update on progress with the modified REMS (Risk Evaluation and Mitigation Strategy) program for ONSOLIS (fentanyl buccal soluble film), which among other changes, is expected to allow for dispensing of ONSOLIS from retail pharmacies.

BDSI’s commercial partner Meda Pharmaceuticals submitted the modified REMS to the U.S. Food and Drug Administration (FDA) in early December 2010.  Amendments to REMS programs typically fall under a six month FDA review timeframe, but the FDA has no obligation to meet such timeline.

“Meda and BDSI continue a close dialogue and final document exchange with the FDA in order to gain approval of a modified REMS program that seeks to reduce some of the unintended barriers to prescribing and expand access to ONSOLIS for appropriate patients by making it available in retail pharmacies,” said Dr. David Wright, Vice President, Regulatory Affairs for BDSI.  “This amendment was a document intensive undertaking involving the creation of numerous documents which are under final review by various levels and disciplines within the FDA.  While we anticipated this review would be completed by this time, we are working diligently with our partner Meda and the FDA on the few remaining components that we believe will allow for the final approval of the modified REMS program sometime this summer.  Given this final approval is dependent largely on the FDA’s constraints, we cannot be any more precise regarding the exact timing for ultimate approval.”

About BioDelivery Sciences International

BioDelivery Sciences International (NASDAQ: BDSI) is a specialty pharmaceutical company that is leveraging its novel and proprietary patented drug delivery technologies to develop and commercialize, either on its own or in partnerships with third parties, new applications of proven therapeutics.  BDSI is focusing on developing products to meet unmet patient needs in the areas of pain management and oncology supportive care.  BDSI’s pain franchise currently consists of two products utilizing the patented BEMA technology.  ONSOLIS (fentanyl buccal soluble film) is approved in the U.S., Canada, and the E.U. (where it will be marketed as BREAKYL), for the management of breakthrough pain in opioid tolerant, adult patients with cancer.  The commercial rights are licensed to Meda for all territories worldwide except for Taiwan (licensed to TTY Biopharm) and South Korea (licensed to Kunwha Pharmaceutical Co.).  BDSI’s second pain product, BEMA Buprenorphine, is being developed for the treatment of moderate to severe chronic pain and is in development in a high dose formulation for the treatment of opioid dependence.  Additional product candidates are being developed utilizing the BEMA technology for conditions such as nausea/vomiting (BEMA Granisetron).  BDSI’s headquarters is located in Raleigh, North Carolina.  For more information, visit www.bdsi.com.

BDSI® and BEMA® are registered trademarks of BioDelivery Sciences International, Inc.  ONSOLIS® is a registered trademark of Meda Pharmaceuticals, Inc.  BREAKYL is registered trademark of Meda Pharma GmbH & Co. KG.

Cautionary Note on Forward-Looking Statements

This press release, the presentation described herein and the statements of representatives and partners of BioDelivery Sciences International, Inc. (the “Company”) related thereto contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission.  Actual results (including, without limitation, timing for completion and results of the FDA’s review of the modified REMS program described herein) may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).  The Company undertakes no obligation to publically update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.  Readers are cautioned that peak sales and market size estimates have been determined on the basis of market research and comparable product analysis, but no assurances can be given that such estimates are accurate or that such sales levels will be achieved, if at all.

Contact

Al Medwar
Vice President, Marketing and Corporate Development
BioDelivery Sciences International, Inc.
919-582-9050
amedwar@bdsi.com